Exhibit 99.1
NEWS RELEASE
Contact:	Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS THIRD QUARTER RESULTS

Newton, Kansas, Thursday, January 7, 2021…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2021 fiscal year third quarter ended November 29, 2020. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, current costs relating to the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated.

The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EST today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/fpex6v6n at 11:00 a.m. EST today. The presentation materials will also be available at approximately 9:00 a.m. EST today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $10,372,000 for the 2021 fiscal year third quarter ended November 29, 2020 compared to $15,847,000 for the 2020 fiscal year third quarter ended December 1, 2019 and $9,250,000 for the 2021 fiscal year second quarter ended August 30, 2020. Park’s net sales from continuing operations for the nine months ended November 29, 2020 were $31,835,000 compared to $44,520,000 for the nine months ended December 1, 2019. Net earnings from continuing operations for the 2021 fiscal year third quarter were $1,037,000 compared to $2,806,000 for the 2020 fiscal year third quarter and $1,151,000 for the 2021 fiscal year second quarter. Net earnings from continuing operations were $4,160,000 for the current year’s first nine months compared to $7,572,000 for last year’s first nine months.

EBITDA from continuing operations for the 2021 fiscal year third quarter was $1,380,000 compared to $3,622,000 for the 2020 fiscal year third quarter and $1,418,000 for the 2021 fiscal year second quarter.

For the nine months ended November 29, 2020, Park reported net earnings from continuing operations before special items of $4,160,000 compared to $7,716,000 for last fiscal year’s first nine months. In the 2020 fiscal year’s first nine months, the Company recorded a one-time tax charge of $144,000 for the write down of deferred tax assets for stock option expirations pertaining to employees who transferred to AGC Inc. in connection with the sale of the Electronics Business. EBITDA from continuing operations for the current year’s first nine months was $5,162,000 compared to $9,400,000 for last year’s first nine months.

Park reported basic and diluted earnings per share from continuing operations of $0.05 for the 2021 fiscal year third quarter compared to $0.14 for the 2020 fiscal year third quarter and $0.06 for the 2021 fiscal year second quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.20 for the 2021 fiscal year’s first nine months compared to $0.37 for the 2020 fiscal year’s first nine months. Basic and diluted earnings per share from continuing operations before special items were $0.20 for the 2021 fiscal year’s first nine months compared to basic earnings per share from continuing operations before special items of $0.38 and diluted earnings per share from continuing operations before special items of $0.37 for the 2020 fiscal year’s first nine months.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada, and (765) 507-2654 in other countries. The required passcode for attendance by phone is 4883755.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Wednesday, January 13, 2021. The conference call replay will be available at https://edge.media-server.com/mmc/p/fpex6v6n and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (855) 859-2056 in the United States and Canada, and (404) 537-3406 in other countries. The required passcode for accessing the replay by phone is 4883755.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at

https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as a one-time tax charge and EBITDA. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. These materials include lightning strike protection materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 29, 2020	December 1, 2019	August 30, 2020	November 29, 2020	December 1, 2019
Sales	$10,372	$15,847	$9,250	$31,835	$44,520

Net Earnings before Special Items[1]	$1,037	$2,806	$1,151	$4,160	$7,716
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	-	-	-	-	(144)
Net Earnings from Continuing Operations	$1,037	$2,806	$1,151	$4,160	$7,572

Loss from Discontinued Operations, Net of Tax	$(116)	$(360)	$(197)	$(328)	$(404)

Net Earnings	$921	$2,446	$954	$3,832	$7,168

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.05	$0.14	$0.06	$0.20	$0.38
Special Items:
Tax Impact of Cancelled Stock Options	-	-	-	-	(0.01)
Basic Earnings per Share from Continuing Operations	$0.05	$0.14	$0.06	$0.20	$0.37

Basic Loss per Share from Discontinued Operations	-	(0.02)	(0.01)	(0.01)	(0.02)

Basic Earnings per Share	$0.05	$0.12	$0.05	$0.19	$0.35

Diluted Earnings before Special Items[1]	$0.05	$0.14	$0.06	$0.20	$0.37
Special Items:
Tax Impact of Cancelled Stock Options	-	-	-	-	-
Diluted Earnings per Share from Continuing Operations	$0.05	$0.14	$0.06	$0.20	$0.37

Diluted Loss per Share from Discontinued Operations	-	(0.02)	(0.01)	(0.01)	(0.02)

Diluted Earnings per Share	$0.05	$0.12	$0.05	$0.19	$0.35

Weighted Average Shares Outstanding:
Basic	20,381	20,518	20,381	20,388	20,503
Diluted	20,434	20,617	20,433	20,442	20,601

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	November 29, 2020	March 1, 2020
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$116,966	$122,355
Accounts Receivable, Net	8,372	10,925
Inventories	4,712	6,379
Prepaid Expenses and Other Current Assets	3,842	5,535
Total Current Assets	133,892	145,194

Fixed Assets, Net	20,481	16,100
Operating Right-of-use Assets	304	420
Other Assets	9,959	10,072
Total Assets	$164,636	$171,786

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,338	$4,735
Accrued Liabilities	1,510	1,709
Operating Lease Liability	113	152
Income Taxes Payable	2,242	2,111
Total Current Liabilities	7,203	8,707

Long-term Operating Lease Liability	206	268
Non-current Income Taxes Payable	14,303	15,986
Deferred Income Taxes	953	834
Other Liabilities	4,476	4,316
Total Liabilities	27,141	30,111

Shareholders’ Equity	137,495	141,675

Total Liabilities and Shareholders' Equity	$164,636	$171,786

Additional information
Equity per Share	$6.75	$6.90

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 29, 2020	December 1, 2019	August 30, 2020	November 29, 2020	December 1, 2019

Net Sales	$10,372	$15,847	$9,250	$31,835	$44,520

Cost of Sales	7,819	10,825	6,612	22,970	30,881

Gross Profit	2,553	5,022	2,638	8,865	13,639
% of net sales	24.6%	31.7%	28.5%	27.8%	30.6%

Selling, General & Administrative Expenses	1,536	1,949	1,552	4,718	5,785
% of net sales	14.8%	12.3%	16.8%	14.8%	13.0%

Earnings from Continuing Operations	1,017	3,073	1,086	4,147	7,854

Interest and Other Income:
Interest Income	389	802	525	1,570	2,613
% of net sales	3.8%	5.1%	5.7%	4.9%	5.9%

Earnings from Continuing Operations before Income Taxes	1,406	3,875	1,611	5,717	10,467

Income Tax Provision	369	1,069	460	1,557	2,895

Net Earnings from Continuing Operations	1,037	2,806	1,151	4,160	7,572
% of net sales	10.0%	17.7%	12.4%	13.1%	17.0%

Loss from Discontinued Operations, Net of Tax	(116)	(360)	(197)	(328)	(404)

Net Earnings	$921	$2,446	$954	$3,832	$7,168
% of net sales	8.9%	15.4%	10.3%	12.0%	16.1%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended November 29, 2020			13 Weeks Ended December 1, 2019			13 Weeks Ended August 30, 2020
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Earnings from Continuing Operations	1,017	-	1,017	3,073	-	3,073	1,086	-	1,086
% of net sales	9.8%		9.8%	19.4%		19.4%	11.7%		11.7%

Interest Income	389	-	389	802	-	802	525	-	525
% of net sales	3.8%		3.8%	5.1%		5.1%	5.7%		5.7%

Earnings from Continuing Operations before Income Taxes	1,406	-	1,406	3,875	-	3,875	1,611	-	1,611
% of net sales	13.6%		13.6%	24.5%		24.5%	17.4%		17.4%

Income Tax Provision	369	-	369	1,069	-	1,069	460	-	460
Effective Tax Rate	26.2%		26.2%	27.6%		27.6%	28.6%		28.6%

Net Earnings from Continuing Operations	1,037	-	1,037	2,806	-	2,806	1,151	-	1,151
% of net sales	10.0%		10.0%	17.7%		17.7%	12.4%		12.4%

Loss from Discontinued Operations	(116)	-	(116)	(360)	-	(360)	(197)	-	(197)
% of net sales	-1.1%		-1.1%	-2.3%		-2.3%	-2.1%		-2.1%

Net Earnings	921	-	921	2,446	-	2,446	954	-	954
% of net sales	8.9%		8.9%	15.4%		15.4%	10.3%		10.3%

Earnings from Continuing Operations			1,017			3,073			1,086
Addback non-cash expenses:
Depreciation			314			410			282
Stock Option Expense			49			139			50
EBITDA			1,380			3,622			1,418

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	39 Weeks Ended November 29, 2020			39 Weeks Ended December 1, 2019
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Earnings from Continuing Operations	4,147	-	4,147	7,854	-	7,854
% of net sales	13.0%		13.0%	17.6%		17.6%

Interest Income	1,570	-	1,570	2,613	-	2,613
% of net sales	4.9%		4.9%	5.9%		5.9%

Earnings from Continuing Operations before Income Taxes	5,717	-	5,717	10,467	-	10,467
% of net sales	18.0%		18.0%	23.5%		23.5%

Income Tax Provision	1,557	-	1,557	2,895	(144)	2,751
Effective Tax Rate	27.2%		27.2%	27.7%		26.3%

Net Earnings from Continuing Operations	4,160	-	4,160	7,572	144	7,716
% of net sales	13.1%		13.1%	17.0%		17.3%

Loss from Discontinued Operations	(328)	-	(328)	(404)	-	(404)
% of net sales	-1.0%		-1.0%	-0.9%		-0.9%

Net Earnings	3,832	-	3,832	7,168	144	7,312
% of net sales	12.0%		12.0%	16.1%		16.4%

Earnings from Operations			4,147			7,854
Addback non-cash expenses:
Depreciation			873			1,142
Stock Option Expense			142			404
EBITDA			5,162			9,400